UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2023

SPRUCE POWER HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 Lawrence Street, Suite 320 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(866) 903-2399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant's Certifying Accountant.

As previously reported on a Current Report on Form 8-K filed on April 5, 2023, as amended on April 7, 2023, by Spruce Power Holding Corporation (the "Company"), the Audit Committee of the Company’s Board of Directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm, subject to Deloitte’s completion of its customary client acceptance procedures. On March 30, 2023, Marcum LLP had been dismissed as independent registered public accounting firm of the Company.

The Company is filing this amendment to the above-referenced Form 8-K to disclose that on April 19, 2023, Deloitte completed its client acceptance procedures and the Company executed an engagement letter with Deloitte.

During the years ended December 31, 2021 and 2022, and the subsequent interim period through April 19, 2023, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: April 21, 2023	By:	/s/ Stacey Constas
	Name:	Stacey Constas
	Title:	General Counsel

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